COMMON STOCK

Number

SD 6200

SD 00006200

COMMON STOCK

Shares

100

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

RF INDUSTRIES, LTD.

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 749552 10 5

This Certifies that

THE RED OAK FUND LP

****100*********

*****100********

******100*******

*******100******

********100*****

is the record holder of

ONE HUNDRED

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE, OF **RF INDUSTRIES, LTD.**

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signatures of its duly authorized officers.

Dated: FEB 28 2011

President / CEO

000925962